Wilson Sonsini Goodrich & Rosati Professional Corporation 1301 Avenue of the Americas New York, NY 10019 o: (212) 999-5800 f: (212) 999-5801

Exhibit 5.1
July 30, 2025
Aurora Innovation, Inc.
1654 Smallman St.
Pittsburgh, PA 15222

Re:   Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel to Aurora Innovation, Inc., a Delaware corporation (the “Company”), in connection with the registration of the proposed offer and sale of up to $1,000,000,000 of shares (the “Shares”) of the Company’s Class A common stock, $0.00001 par value per share, pursuant to the Company’s Registration Statement on Form S-3ASR (File No. 333-284133) (the “Registration Statement”) including the prospectus dated January 3, 2025 included therein (the “Base Prospectus”) and the prospectus supplement thereto dated February 14, 2025, related to the offering of the Shares (the “Prospectus Supplement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Shares.

The offering and sale of the Shares are being made pursuant to the Sales Agreement, dated as of February 14, 2025 (the “Sales Agreement”), by and among the Company and Cantor Fitzgerald & Co., TD Securities (USA) LLC, and Allen & Company LLC.

We have examined copies of the Sales Agreement, the Registration Statement, the Base Prospectus, the Prospectus Supplement, and amendment no. 1 to the Prospectus Supplement related to the offering of the Shares, which amendment no. 1 to the Prospectus Supplement is dated as of July 30, 2025, and will be filed by the Company in accordance with Rule 424(b) promulgated under the Act (the “Prospectus Supplement Amendment” and together with the Base Prospectus and the Prospectus Supplement, the “Prospectus”). We have also examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.

In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed;
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Aurora Innovation, Inc.
July 30, 2025

(d) that the Prospectus Supplement Amendment will have been filed with the Commission describing the Shares offered thereby; (e) that the Shares will be sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; and (f) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Sales Agreement, will be validly issued, fully paid and nonassessable.

We express no opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

* * *
We hereby consent to the use of this opinion as an exhibit to the Company’s Quarterly Report on Form 10-Q, filed on or about July 30, 2025, for incorporation by reference into the Registration Statement and the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

 Sincerely,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation